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                                                                   Exhibit 23.4


          We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus forming a part of this Registration Statement on Form F-3 of Visible Genetics Inc. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations thereunder, or that we are "experts" within the meaning of the Act or such rules and regulations.

Dated: November 16, 1998

                                             Very truly yours,


                                             /s/ Hyman, Phelps & McNamara, P.C.